EXHIBIT 99.1

BLUE EARTH SIGNS LOI FOR EXCLUSIVE PRIVATE LABEL AND MANUFACTURING RIGHTS TO PATENTED LIGHTING CONTROLS TECHNOLOGY

Henderson, Nevada, May 4, 2011--Blue Earth, Inc. (OTCBB: BBLU) is pleased to announce that it signed a Letter of Intent (“LOI”) to acquire, for restricted common stock (150,000 shares), cash ($100,000) and a 4% royalty on gross profits, the exclusive private label and manufacturing rights to an innovative and patented lighting controls technology. This technology is based on distributed intelligence that embeds a microprocessor to control the “switch” inside a fluorescent ballast. The microprocessor can now control each individual fluorescent tube in either an “on/off” state using the existing wall switch to send instructions to the “smart ballast” which controls the on/off state of each tube. As important, each fluorescent tube can be optionally controlled by a wireless device, including a computer, which can control a network of lights in any given facility. The energy cost savings realized are immediate and long term.

The distribution partner has orders to deliver the patented switch ballast that will be exclusively manufactured by Blue Earth Energy Management, Inc. (“BEEM”), a wholly-owned subsidiary of Blue Earth. The switch ballasts manufactured under the Blue Earth exclusive private label will be installed by the Company’s wholly-owned subsidiary, Castrovilla, Inc. (“CI”). CI will also install the switch ballasts sold in California by the distribution partner.

The patented technology is an innovative, energy saving solution, that is superior to existing fluorescent dimming, for multi-lamp fluorescent fixtures in commercial, public and industrial buildings including office complexes, universities, schools, warehouses, retail stores, shopping centers, malls, sports arenas and military complexes. By simply replacing the ballast in these fixtures with the patented “switch” ballast the end user is able to control fixtures and turn on only the number of lamps necessary for a particular application. Typically, electrical energy savings are greater than 50% and ROI of the entire system is typically less than two years and less than one year with rebates.

 “With approximately 90 million ballasts sold in the commercial market each year in the U.S., by capturing a very small portion of this energy saving retrofit market,  Blue Earth can realize strong revenue and operating income growth during the next several years.” stated Dr. Johnny R. Thomas, CEO of Blue Earth, Inc. “This exclusive private label and exclusive manufacturing rights to the patented switch ballast technology will fit nicely into our strategic plan for positioning Blue Earth as a premier company in the multi-billion dollar energy efficiency services sector”.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency, water and wastewater sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:
Blue Earth, Inc.
John C. Francis
VP, Corporate Development & Investor Relations
(702) 630-2345
jfrancis@blueearthinc.com

Liviakis Financial Communications, Inc.
Michael Bayes
(415)-389-4670
Michael@Liviakis.com
www.liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.